Exhibit 10.25

COMMON STOCK ISSUANCE AGREEMENT

This Common Stock Issuance Agreement (“Agreement”) is made as of March 7, 2025 (the “Effective Date”), by and between CoreWeave, Inc., a Delaware corporation (the “Company”), and OpenAI OpCo, LLC (the “Recipient”).

RECITALS

WHEREAS, the parties hereto have entered into that certain Master Services Agreement and a related order form, each dated March 7, 2025 (the “Master Services Agreement”), which provide for, among other things, the issuance of $350,000,000 of the Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), by the Company to the Recipient in a private placement that shall take place immediately following the consummation of the Company’s initial public offering of Common Stock (the “IPO”) on the terms and subject to the conditions set forth in this Agreement (the “Stock Issuance”);

WHEREAS, the parties hereto have executed this Agreement on the Effective Date, which is prior to the effectiveness of the registration statement on Form S-1 filed by the Company with the Securities and Exchange Commission (the “SEC”) for the IPO;

WHEREAS, the closing of the Stock Issuance shall take place immediately following the closing of the IPO (such date, the “IPO Closing”) and at the price per share equal to the price per share that the Common Stock is sold to the public in the IPO (before any underwriting discounts or commissions) (the “IPO Price”), as set forth on the cover of the final prospectus filed with the SEC (“Final Prospectus”); and

WHEREAS, in order to effect the IPO, the Company shall enter into an Underwriting Agreement (the “Underwriting Agreement”) with the underwriters named therein (the “Underwriters”).

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Issuance of Stock.

1.1 Issuance of Stock. The Company agrees to issue to the Recipient, and the Recipient agrees to receive from the Company, in satisfaction of the terms and conditions set forth in the Master Services Agreement, $350,000,000 of Common Stock (the “Issuance Amount”) at the IPO Price pursuant to a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in accordance with Section 4(a)(2) or Rule 506 of Regulation D promulgated under the Securities Act. The number of shares of Common Stock to be issued by the Company to Recipient hereunder (the “Shares”) shall equal the number of shares determined by dividing the Issuance Amount by the IPO Price (rounded down to the nearest whole share). The Shares shall be uncertificated and shall be registered in the name of the Recipient on the books of the Company by the Company’s transfer agent.

1.2 Closing. The closing of the issuance of the Shares (the “Closing”) will take place remotely via the exchange of documents and signatures after the satisfaction or waiver of each of the conditions set forth in Section 4 and Section 5 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) immediately following the IPO Closing.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Recipient that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

2.1 Organization, Valid Existence and Qualification. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it conducts its business, except where failure to be so qualified could not reasonably be expected to result, either individually or in the aggregate, in a material adverse effect on the Company’s financial condition, business or operations.

2.2 Registration Statement. The Registration Statement, as presently filed and when declared effective by the SEC, does not contain, and as amended or supplemented, if applicable, will not contain, as of the date of such amendment or supplement, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and complied (or, in the case of amendments filed after the date of this Agreement, will comply) as of its filing date in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC promulgated thereunder. “Registration Statement” means the registration statement on Form S-1, including any prospectus filed pursuant to Rule 424 under the Securities Act, and any free writing prospectuses, relating to the IPO.

2.3 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance, sale and delivery of the Shares, has been taken or will be taken prior to the Closing, and this Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

2.4 Valid Issuance of Shares. The Shares that are being issued to the Recipient hereunder, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be issued to the Recipient free of liens, encumbrances and restrictions on transfer other than (a) restrictions on transfer under this Agreement and under applicable state and federal securities laws, (b) restrictions on transfer under the Lock-Up Agreement (as defined below) and (c) any liens, encumbrances or restrictions on transfer that are created or imposed by the Recipient. Subject in part to the truth and accuracy of the Recipient’s representations set forth in Section 3 of this Agreement, the issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of applicable state and federal securities laws.

2.5 No Brokers. The Company has not incurred, and will not incur in connection with the issuance of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

3. Representations and Warranties of the Recipient. The Recipient hereby represents and warrants to the Company that the following representations are true and correct as of the date hereof and as of the Closing (except to the extent any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date):

3.1 Authorization. The Recipient has all requisite power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligations, enforceable in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.2 Acquisition Entirely for Own Account. This Agreement is made with the Recipient in reliance upon the Recipient’s representations to the Company, which by the Recipient’s execution of this Agreement the Recipient hereby confirms, that the Shares acquired by the Recipient hereunder will be acquired for investment for the Recipient’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Recipient has no present intention of selling, granting any participation in, or otherwise distributing the same, except as permitted by applicable federal or state securities laws. By executing this Agreement, the Recipient further represents that the Recipient does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation rights to such person or to any third person, with respect to any of the Shares.

3.3 No Solicitation. At no time was the Recipient presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer and issuance of the Shares.

3.4 Access to Information. The Recipient has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be issued to the Recipient under this Agreement in satisfaction of the terms and conditions set forth in the Master Services Agreement. The Recipient further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.5 Investment Experience. The Recipient understands that the receipt of the Shares involves substantial risk. The Recipient has experience as investor in securities of companies in the development stage and acknowledges that the Recipient is able to fend for itself, can bear the economic risk of the Recipient’s investment in the Shares, including a complete loss of the investment, and has such knowledge and experience in financial or business matters that the Recipient is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment. The Recipient represents that the office in which its investment decision was made is located at the address set forth in Section 7.7.

3.6 Accredited Recipient or Qualified Institutional Buyer. The Recipient understands the terms “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act and “qualified institutional buyer” as defined in Rule 144A under the Securities Act and is either an “accredited investor” or a “qualified institutional buyer” for the purposes of acquiring the Shares to be received by the Recipient under this Agreement.

3.7 Restricted Securities. The Recipient understands that the Shares are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Recipient represents that the Recipient is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.8 Legends. The Recipient understands that the certificates or book-entry account evidencing the Shares may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTOR SHOULD BE AWARE THAT IT MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SHARES REPRESENTED HEREBY ARE SUBJECT TO A MARKET STAND-OFF AGREEMENT AND LOCK-UP AGREEMENT EXECUTED BY THE ORIGINAL HOLDER OF THESE SHARES, COPIES OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. AS A RESULT OF SUCH AGREEMENTS, THESE SHARES MAY NOT BE TRADED FOR A PERIOD OF TIME AFTER THE DATE OF THE UNDERWRITING AGREEMENT EXECUTED IN CONNECTION WITH THE INITIAL PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF. SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

3.9 No Brokers. The Recipient has not incurred, and will not incur in connection with the issuance of the Shares, any brokerage or finders’ fees, or agents’ commissions or similar liabilities.

4. Conditions to the Recipient’s Obligations at Closing. The obligations of the Recipient to consummate the Closing are subject to the fulfillment or waiver, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Company:

4.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 2, (a) that are not qualified as to materiality or material adverse effect shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date), and (b) that are qualified as to materiality or material adverse effect shall be true and accurate in all respects on and as of the Closing with the same force and effect as if they had been made at the Closing, except for those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such particular date).

4.2 Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

4.3 IPO. The Registration Statement shall have been declared effective by the SEC and the IPO shall have closed.

4.4 Qualifications. All authorizations, approvals, waiting period expirations or terminations, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing, other than (a) the filings pursuant to the rules and regulations promulgated under the Securities Act, and (b) the filings required by applicable state “blue sky” securities laws, rules and regulations.

4.5 Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

5. Conditions to the Company’s Obligations at Closing. The obligations of the Company to the Recipient to consummate the Closing are subject to the fulfillment, on or by the Closing, of each of the following conditions, which waiver may be given by written communication to the Recipient:

5.1 Representations and Warranties. The representations and warranties of the Recipient contained in Section 3 shall be true and accurate in all material respects on and as of the Closing with the same force and effect as if they had been made at the Closing.

5.2 Performance. The Recipient shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Recipient on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the transactions described herein.

5.3 IPO. The Registration Statement shall have been declared effective by the SEC and the IPO shall have closed.

5.4 IPO Lock-Up Agreement. In the event that all of the directors and officers of the Company enter into lock-up agreement with the Underwriters in connection with the IPO, the Recipient shall have signed a lock-up agreement in a form substantially similar to the lock-up agreement entered into by the directors and officers of the Company which restricts the Recipient for no more than 180 days (the “Lock-Up Agreement”). The Shares shall be subject to the terms of the Lock-Up Agreement.

5.5 Absence of Injunctions and Decrees. During the period from the Effective Date to immediately prior to the Closing, no governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any decision, injunction, decree, ruling, law or order enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated at the Closing.

6. “Market Stand-off” Agreement. Recipient hereby agrees that it will not, without the prior written consent of the Company, during the period commencing on the date of the IPO Closing and ending on the date that is 180 days following the IPO Closing, (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, the Shares issued pursuant to this Agreement or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. This Section 6 shall only apply to Recipient if all officers, directors and holders of at least 1% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock) are subject to substantially similar obligations, provided that, notwithstanding the foregoing, (i) officers and directors may sell shares to the Underwriters in the IPO and (ii) any waiver by the Company of a market stand-off agreement with respect to officers and directors (other than Michael Intrator, Brian Venturo and Brannin McBee) that is consistent with the terms of the Lock-Up Agreement shall not apply to Recipient so long as Recipient is treated substantially similar to all of the holders of at least 1% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock) that are not officers or directors. Recipient acknowledges and agrees that the foregoing precludes the Recipient from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of the Shares or any securities convertible into or exercisable or exchangeable for the Shares, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the Recipient.

7. Miscellaneous.

7.1 Removal of Restrictive Legends. Following the expiration of the lock-up period set forth in both the Lock-Up Agreement and Section 6 hereof, in the event that the Shares become registered under the Securities Act or are eligible to be transferred without restriction in accordance with Rule 144 under the Securities Act, the Company shall (x) instruct the Company’s transfer agent to issue new uncertificated (book-entry) instruments representing the Shares, which shall not contain such portion of the legend set forth in Section 3.8 that is no longer applicable, (y) take all actions with the Company’s transfer agent reasonably requested by the Recipient to permit such un-legended Shares to be deposited into the account specified by the Recipient to the Company in writing, and (z) instruct the Company’s transfer agent to cause such Shares to be assigned the same CUSIP as the shares of Common Stock that are then traded on the principal stock exchange on which the shares of Common Stock are then listed; provided that, the Recipient delivers a customary representation letter to the extent requested by the Company’s transfer agent.

7.2 Publicity. No party shall issue any press release or make any other public announcement, including any website posting or social media post, that includes the name or any logo or brand name of any party, or discloses the terms of this Agreement or the fact that the Recipient has made or propose to make an investment in the Company, except for the Company’s disclosure in the Registration Statement, as required by law, or with the prior written consent of the other parties. Each party will provide reasonable advance notice to the other parties prior to making any disclosure of this Agreement or the terms hereof in any filings made with the SEC, and will provide the other parties with reasonable opportunity to review and comment on such proposed disclosures.

7.3 Survival of Representations and Warranties. The representations and warranties of the Company and the Recipient contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Recipient or the Company.

7.4 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

7.5 Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.6 Headings; Interpretation. In this Agreement, (a) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined, (b) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement, and (c) the words “including,” “includes,” and “include” shall be deemed to be followed by the words “without limitation.” All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.7 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by facsimile or email (and promptly confirmed by personal delivery, registered or certified mail or overnight courier), sent by nationally-recognized overnight courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Company, to:	CoreWeave, Inc. 290 W Mt. Pleasant Ave., Suite 4100 Livingston, NJ 07039 Attention: Email:

with a copy to (which shall not constitute notice):	Fenwick & West LLP 902 Broadway, 18th Floor New York, NY 10010 Attention: Email:

if to the Recipient, to:	OpenAI OpCo, LLC 1455 3rd Street San Francisco, CA 94158 Attention: Email:

with a copy to (which shall not constitute notice):	Sullivan & Cromwell, LLP 550 Hamilton Ave Palo Alto, CA 94301 Attention: Email:

7.8 No Finder’s Fees. The Recipient agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services of any such finder or broker) for which the Recipient or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Recipient from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability as a result of the performance of services by any such finder or broker) for which the Company or any of its officers, employees or representatives is responsible.

7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Recipient. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon each holder of any Shares at the time outstanding, each future holder of such securities and the Company. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.10 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

7.11 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties, or obligations, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.12 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

7.13 Costs, Expenses. The Company and the Recipient will each bear its own expenses in connection with the preparation, execution and delivery of this Agreement and the consummation of the Stock Issuance.

7.14 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.15 Termination. This Agreement shall automatically terminate upon the written consent of each of the Company and the Recipient.

7.16 Waiver of Conflicts. The Recipient acknowledges that Fenwick & West LLP (“Fenwick”), counsel to the Company, may have performed and may now or in the future perform legal services for the Recipient or their affiliates in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for and have obtained information relevant to this disclosure, (b) acknowledges that Fenwick represents only the Company in connection with this Agreement and the transactions contemplated hereby, and not the Recipient or any stockholder, director or employee of the Recipient, and (c) gives its informed consent to Fenwick’s representation of the Company in connection with this Agreement and the transactions contemplated hereby.

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In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the date first written above.

COMPANY:

CoreWeave, Inc.

By:	/s/ Michael Intrator
Name:	Michael Intrator
Title:	CEO

In Witness Whereof, the parties hereto have executed this Common Stock Issuance Agreement as of the date first written above.

RECIPIENT:

By:	/s/ Sam Altman
Name:	Sam Altman
Title:	Chief Executive Officer

Address:	1455 3rd Street San Francisco, CA 94158